EXHIBIT 24(A)

                         CONSENT OF INDEPENDENT AUDITORS
  TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF CULP, INC.

  WE CONSENT TO INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENTS (NOS. 33-13310, 33-37027, 33-80206, 33-62843 AN 333-27519) ON FORM S-8 OF CULP, INC.
  OF OUR REPORT DATED MAY 22, 1997, RELATING TO THE CONSOLIDATED BALANCE SHEETS OF CULP, INC. AND SUBSIDIARY AS OF APRIL 27, 1997 AND APRIL 28, 1996, AND THE RELATED CONSOLIDATED STATEMENTS OF INCOME, SHAREHOLDERS' EQUITY AND CASH FLOWS FOR EACH OF THE YEARS IN THE THREE-YEAR PERIOD ENDED APRIL 27, 1997, WHICH REPORT IS INCORPORATED BY REFERENCE IN THE APRIL 27, 1997 ANNUAL REPORT ON FORM 10-K OF CULP, INC.
                                                        KPMG PEAT MARWICK LLP

  GREENSBORO, NORTH CAROLINA
  JULY 24, 1997